Exhibit 32
ATLANTIC COAST FINANCIAL CORPORATION
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Robert J. Larison, Jr., President and Chief Executive Officer, and Thomas B. Wagers, Sr., Chief Financial Officer, of Atlantic Coast Financial Corporation (Company) each certify in his capacity as an officer of the Company that he has reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2007 (Report) and that to the best of his knowledge:
1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

By:	/s/ Robert J. Larison, Jr.
Robert J. Larison, Jr.
President and Chief Executive Officer

By:	/s/ Thomas B. Wagers, Sr.
Thomas B. Wagers, Sr.
Chief Financial Officer

Date: August 3, 2010